EXHIBIT 99.1

NABISCO GROUP                                                           NEWS
HOLDINGS                                                                RELEASE
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CONTACT:    Carol Makovich                                   DRAFT 6/9/99; 4 pm
            (212) 258-5785


                NABISCO GROUP HOLDINGS ANNOUNCES COMPLETION OF

                     SPIN-OFF OF DOMESTIC TOBACCO BUSINESS


NEW YORK, NEW YORK - June 15, 1999 - Nabisco Group Holdings Corp. (NYSE: NGH) said today that it had completed the spin-off of its domestic tobacco subsidiary, R.J. Reynolds Tobacco Holdings, Inc., to shareholders. Shares in the domestic tobacco business begin trading today on the New York Stock Exchange under the symbol "RJR."

         With the completion of the spin-off at the close of business yesterday, RJR Nabisco Holdings Corp. (NYSE:RN) changed its name to Nabisco Group Holdings Corp. and as of today, the company's shares will trade on the New York Stock Exchange under the symbol "NGH."

         As previously announced on May 12, 1999, the RJR Nabisco board of directors had declared a 1-for-3 stock dividend of shares in R.J. Reynolds Tobacco Holdings, Inc. to RJR Nabisco shareholders, payable June 14, 1999 to shareholders of record May 27, 1999.

         Nabisco Group Holdings owns approximately 80 percent of Nabisco Holdings Corp., the parent company of Nabisco, Inc., one of the world's major manufacturers of cookies, crackers, snacks, and premium grocery products.

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